UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2010

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                     Termination of a Material Definitive Agreement.

Upon shareholder approval of the Tennant Company 2010 Stock Incentive Plan (the “2010 Plan”) as described below under Item 5.02, the Company terminated the 2007 Stock Incentive Plan (the “2007 Plan”).

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2010, the Company’s shareholders approved the 2010 Plan.

The 2010 Plan is similar to the Company’s prior 2007 Plan, although it contains certain new or revised terms including:
·
The 2010 Plan retains a fungible share pool design; however, full value awards will be counted as one and fifty-one hundredths shares against the pool, instead of two and two-tenth shares as under the 2007 Plan.

·
The aggregate number of shares that a participant may receive in any combination of options and stock appreciation rights in any year will be increased from 50,000 under the 2007 Plan to 250,000 in the 2010 Plan.

·	Adds an exception from the minimum three-year vesting period for awards granted to attract or retain key employees for up to 75,000 shares.
·
In addition to prohibiting other forms of “repricings” without shareholder approval, the 2010 Plan also prohibits cash buyouts of options and stock appreciation rights that are not “in the money” and prohibits a voluntary surrender of options and stock appreciation rights in connection with a subsequent regrant of “in the money” options or stock appreciation rights without shareholder approval.

·
The 2010 Plan also prohibits the payment of dividends and dividend equivalents on awards of options and stock appreciation rights, and payout of dividend payments or dividend equivalent payments on unvested awards that are subject to performance-based vesting conditions.

Consistent with the Company’s prior equity compensation plans, the 2010 Plan continues to provide the following terms:
·	All awards must be issued at fair market value; as a result, the 2010 Plan prohibits discounted awards.
·	The Company’s Compensation Committee, consisting of independent directors, administers the 2010 Plan.

The 2010 Plan is more fully described in the Company’s proxy statement for its 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 19, 2010.

Item 5.07.                     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 28, 2010, for the purpose of electing three directors, ratifying the appointment of KPMG LLP as the independent registered public accounting firm of the Company and approving the 2010 Stock Incentive Plan.  Results of shareholder voting on these matters were as follows:

			For	Withhold	Broker Non-Vote
1.	Election of three Class III directors for a three-year term expiring in 2013:
	William F. Austen		15,453,182	1,242,638	916,995
	James T. Hale		15,392,704	1,303,116	916,995
	H. Chris Killingstad		16,241,517	454,303	916,995

		For	Against	Abstain	Broker Non-Vote
2.	Ratification of the appointment of KPMG LLP as the registered independent public accounting firm of the Company.	16,834,242	732,465	46,108	-
3.	Approval of the 2010 Stock Incentive Plan.	14,412,931	2,190,873	92,016	916,995

There were 18,800,280 shares of common stock entitled to vote at the meeting and a total of 17,612,815 (93.7%) were represented at the meeting.

Item 9.01.                     Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:
10.1	Tennant Company 2010 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: April 28, 2010	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
10.1	Tennant Company 2010 Stock Incentive Plan	Filed herewith electronically.